UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2021

Prosper Marketplace, Inc.
(Exact name of registrant as specified in its charter)

Delaware	6199	73-1733867
(State or other jurisdiction of incorporation or organization )	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

221 Main Street, 3rd Floor

San Francisco, CA  94105

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registrant’s telephone number, including area code: (415) 593-5400

Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2021, Peter J. deSilva was appointed as an independent director of the Board of Directors of Prosper Marketplace, Inc. (the “Company”), effective immediately.

In connection with Mr. deSilva’s appointment as a director of the Company, he entered into a Board of Directors Offer Letter (the “Offer Letter”) dated as of April 1, 2021. Pursuant to the Offer Letter, as compensation for his service on the Board, Mr. deSilva will receive (a) an annual independent director’s fee of $75,000, to be paid on a quarterly basis; and (b) an option to purchase 1,000,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the common stock on the grant date, subject to the approval of the Compensation Committee of the Board. The option will vest over a four-year period, subject to and in accordance with the terms of the Offer Letter.

There are no arrangements or understandings between Mr. deSilva and any other persons pursuant to which Mr. deSilva was selected as a director, and there are no transactions in which Mr. deSilva has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. deSilva has not been named to any committee of the Company’s Board of Directors at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prosper Marketplace, Inc.

Date: April 7, 2021	By:	/s/ Edward R. Buell III
Edward R. Buell III
General Counsel and Secretary